As filed with the Securities and Exchange Commission on May 29, 2025
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON,

D.C. 20549
FORM S-8
REGISTRATION

STATEMENT

UNDER THE SECURITIES ACT OF 1933
THE CATO

CORPORATION
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of
incorporation)
56-0484485
(IRS Employer
Identification No.)
8100 Denmark Road
Charlotte, North Carolina 28723-5975
(Address of principal executive offices) (Zip Code)
THE CATO

CORPORATION

2013 EMPLOYEE STOCK PURCHASE PLAN
(Amended and Restated as of October 1, 2025)
(Full title of the plan)
Charles D. Knight
Executive Vice President and

Chief Financial Officer
The Cato Corporation
8100 Denmark Road
Charlotte, North Carolina 28273-5975
(704) 554-8510
(Name, Address, including Zip Code, and Telephone number,
Including Area Code, of Agent for Service)
---------------------------------------------------------------------
Copy to :
Patrick S. Bryant
Robinson Bradshaw & Hinson, P.

A.
101 North Tryon Street
Charlotte, North Carolina 28246-0106
(704) 377-8366
Indicate by check mark whether the registrant is a large accelerated filer,

an accelerated filer, a non-accelerated filer,
a smaller reporting company, or

an emerging growth company. See

the definitions of “large accelerated filer,”
“accelerated filer,” “smaller reporting company” and

“emerging growth company” in Rule 12b-2 of the Securities
Exchange Act of 1934, as amended.

Large accelerated filer ☐ Accelerated filer ☑
Non-accelerated filer ☐ Smaller reporting company ☐
Emerging growth company ☐
If an emerging growth company,

indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to
Section 7(a)(2)(B) of the Securities Act.

☐

EXPLANATORY

NOTE

This Registration Statement on Form S-8 is filed by The Cato Corporation,

a Delaware Corporation (the “Company”
or the “Registrant”), to register an additional 250,000 shares of Class A Common Stock of the Company issuable
under the Company’s 2013

Employee Stock Purchase Plan, Amended and Restated as of October 1, 2025 (the
“Plan”).

The Class A Common Stock registered hereunder are the same class as those previously registered on

Forms S-8 filed with the Securities and Exchange Commission (the “Commission”)

on May 31, 2013 (File No. 333-
188990) and May 27, 2021 (File No. 333-256538) (collectively,

the “Prior Registration Statements”).

This Registration Statement is submitted in accordance with General Instruction

E to Form S-8 regarding
registration of additional securities.

Pursuant to General Instruction E of Form S-8, the contents of the Prior
Registration Statements are incorporated herein by reference and made part of this

Registration Statement, except as
amended or superseded hereby.

PART

I
INFORMATION REQUIRED

IN THE SECTION 10(a) PROSPECTUS
Information required by Part I to be contained in the Section 10(a) prospectus relating to the

Plan is omitted from
this Registration Statement in accordance with Rule 428 under the Securities

Act of 1933 (the “Securities Act”) and
the Note to Part I of Form S-8.
PART

II
INFORMATION REQUIRED

IN THE REGISTRATION

STATEMENT
Item 3.

Incorporation of Documents by Reference.

The Company hereby incorporates by reference into this Registration Statement the following documents filed with
the Commission by the Company:
(a)

Annual Report on Form 10-K for the fiscal year ended February 1, 2025;

(b)

Quarterly Report on Form 10-Q for the fiscal quarter ended May 3, 2025;

(c)

The description of the Company’s Class

A Common Stock contained in Exhibit 4.1, as amended, filed with the Company’s Form 10-K for the fiscal

year ended February 1, 2020.
All documents subsequently filed by the Registrant pursuant to Section 13(a),

13(c), 14 or 15(d) of the Securities
Exchange Act of 1934 (the “Exchange Act”) and prior to the filing of a post-effective amendment which indicates
that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed
to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such
documents.

Any statement contained in this Registration Statement shall be deemed to be modified or superseded to
the extent that a statement contained in a subsequently filed document which is, or is deemed to be, incorporated by
reference herein modifies or supersedes such statement.

Any statement so modified or superseded shall not be
deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Any statement
contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be
modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any
other subsequently filed document that is or is deemed to be incorporated by reference herein, modifies or
supersedes such statement.

Item 6.

Indemnification of Directors and Officers.
Section 102 of the General Corporation Law of the State of Delaware (the “DGCL”) allows a corporation to adopt a
provision of its certificate of incorporation that limits or eliminates the personal liability of directors and officers of
a corporation to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director
or officer, except that no provision

may limit or eliminate the liability of (i) a director or officer for a breach of the duty of loyalty, (ii) a director

or officer for acts or omissions not in good faith or that involve intentional misconduct
or a knowing violation of law, (iii)

a director for the payment of a dividend or approval of a stock repurchase or redemption in violation of the DGCL, (iv) a director or officer for a transaction from which the director or officer
obtained an improper personal benefit, or (v) an officer in an action by or in the right of the corporation, including

any derivative action.
Section 145 of the DGCL provides, among other things, that a corporation may indemnify any person who was or is
a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding—other
than an action by or in the right of the Company—by reason of the fact that the person is or was a director, officer,
employee or agent of the Company, or

is or was serving at the request of the corporation as a director,

officer,
employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses,
including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the
person in connection with such action, suit or proceeding. The power to indemnify applies

(a) if such person is
successful on the merits or otherwise in defense of any action, suit or proceeding or

(b) if such person is acting in
good faith and in a manner such person reasonably believed to be in the best interest,

or not opposed to the best
interest, of the Company, and

with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The power to indemnify applies to actions brought by or in the right of the
Company as well as but only to the extent of defense expenses, including attorneys’

fees actually and reasonably
incurred, but does not apply to judgments or amounts paid in settlement, and with the further limitation that in such
actions no indemnification of expenses shall be made in the event of any adjudication of liability to the Company,
unless the court believes that in light of all the circumstances indemnification should apply.
The Company’s Amended and

Restated Certificate of Incorporation eliminates the liability of its directors for monetary damages to the Company and its stockholders to the fullest extent permitted by the

DGCL, and further
provides that the Company shall indemnify its directors and officers, including when acting as directors, officers,
employees and agents of other enterprises, to the fullest extent permitted by the DGCL.
The Plan provides that no member of the Committee that administers the Plan or the Board of Directors will be
liable for any action or decision made in good faith relating to the Plan.
The Company also maintains insurance against certain liabilities that may be incurred by the Company’s officers
and directors.
Item 8.

Exhibits
Exhibit
No. Description of Exhibit
4.1
The Cato Corporation 2013 Employee Stock Purchase Plan (Amended and Restated

as of October 1,
2025), incorporated by reference to Appendix A to the Proxy Statement of the Company

filed on
April 10, 2025
4.2
Amended and Restated Certificate of Incorporation, incorporated by reference to

Exhibit 3.1 to Form
10-Q of the Company for the quarter ended May 2, 2020
4.3
Amended and Restated By-Laws, incorporated by reference to Exhibit 3.2 to Form 10-Q of the
Company for the quarter ended May 2, 2020
5.1*
Opinion of Robinson Bradshaw & Hinson, P.A

23.1*
Consent of Robinson Bradshaw & Hinson, P.A.

(included in Exhibit 5.1)
23.2*
Consent of PricewaterhouseCoopers LLP
24
Powers of Attorney (included on the signature page hereto)
107*
Filing Fee Table

*Filed herewith.

Item 9. Undertakings.
(a)

The undersigned Registrant hereby undertakes:
(1)

To file, during any period in

which offers or sales are being made, a post-effective amendment to this
Registration Statement:
(i)

To include any prospectus

required by Section 10(a)(3) of the Securities Act;
(ii)

To reflect in the prospectus

any facts or events arising after the effective date of this Registration
Statement (or the most recent post-effective amendment thereof)

which, individually or in the aggregate,
represent a fundamental change in the information set forth in this Registration Statement;

and
(iii)

To include any material information

with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration

Statement;
provided, however,

that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a
post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by
the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this
Registration Statement.
(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment
shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such
securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)

To remove from registration

by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b)

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the
Securities Act, each filing of the Registrant’s

annual report pursuant to Section 13(a) or Section 15(d) of the
Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new
registration statement relating to the securities offered therein, and the offering of such securities at that time shall be
deemed to be the initial bona fide

offering thereof.
(c)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers,
and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been
advised that in the opinion of the Commission such indemnification is against public policy as expressed in the
Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities
(other than the payment by the Registrant of expenses incurred or paid by a director,

officer, or controlling person of
the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer,

or
controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its
counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the
question whether such indemnification by it is against public policy as expressed in the Securities

Act and will be
governed by the final adjudication of such issue.